Exhibit 10.3
                      EXTENSION AND MODIFICATION AGREEMENT


     EXTENSION AND MODIFICATION AGREEMENT made this 12th day of March, 1998 by and between VASOMEDICAL, INC., a Delaware corporation (hereinafter the "Company") and JOHN C. K. HUI, an individual residing at 7 Braemer Road, East Setauket, New York 11733 (hereinafter "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company and Employee entered into an Employment Agreement dated February 1, 1995 (hereinafter the "Employment Agreement"); and

     WHEREAS,   the  Company  and  Employee  desire  to  amend  said  Employment
Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Paragraph "3" of the Employment Agreement is hereby deleted in its entirety, and in its place and stead shall be the following:

          "3. Term. Subject to earlier termination on the terms and conditions hereinafter provided, the term of the Agreement shall be for a three (3) year period of employment commencing February 1, 1999 and ending January 31, 2002."

     2. Paragraphs "4(a)" and "4(c)" of the Employment Agreement are hereby deleted in their entirety and in their place and stead shall be the following:

          "4 (a). Employee shall be paid a minimum per annum base salary equal to the compensation currently received by Employee, such base salary to be payable in equal periodic installments in accordance with the Company's regular payroll procedures for its executive employees. Employee's per annum base salary may be increased based upon merit and increased responsibilities as determined by the Company's Board of Directors consistent with its salary administration guidelines."

          "4(c). The Company shall forthwith issue to Employee options to purchase an aggregate of three hundred thousand (300,000) shares of the Company's Common Stock at $1.90625 per share (the "Options"). The Options shall be vested and exercisable at the rate of one hundred thousand (100,000) shares annually commencing January 31, 2000; provided that the Options shall vest only in the event Employee is a full-time employee of the Company at the time of vesting. The time within which the Options may be exercised shall be ten (10) years from the date of issuance."

     3. Paragraph "6 (b)(ii) is hereby deleted in its entirety.
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     4. Paragraph  "6(c)" of the  Employment  Agreement is hereby deleted in its entirety and in its place and stead shall be the following:

          "6(c). The severance benefits under this section shall consist of the continued payment to Employee, for the balance of the term of this Agreement, of the annual salary provided in Section 4(a) hereof plus the immediate vesting of options held by Employee."

     5. Paragraph "10" of the Employment Agreement is hereby deleted in its entirety and in its place and stead shall be the following:

          "10. Notice. Any notice to be given to the Company or Employee hereunder shall be deemed given if delivered personally, telefaxed, or mailed by certified or registered mail, postage prepaid, to the other party hereto at the following addresses:

          To the Company:     Vasomedical, Inc.
                              180 Linden Avenue
                              Westbury, New York 11590

          To Employee:        John C. K. Hui
                              7 Braemer Road
                              East Setauket, New York 11733


     6. Paragraph "14" shall be added to the Employment Agreement to be and read as follows:

          "14.  Change  of  Control.  In the  event  (a) the  Company  has  been consolidated or merged into or with any other corporation or all or substantially all of the assets of the Company have been sold to another corporation, with or without the consent of Employee, in his sole discretion; or (b) the Company undergoes a Change of Control, as hereinafter defined below; then

          Employee is entitled to the following settlement benefits:

     (i) a lump sum payment for the greater of (A) twelve (12) months of the annual salary provided in Section 4(a) hereof or (B) the balance of compensation for the term of this Employment Agreement; and

     (ii) any and all stock options and warrants held by Employee shall become immediately vested and exercisable; if

               (A) Employee voluntarily and unilaterally resigns his position with the Company within thirty (30) days of an event described in
          Section 14(a) or (b) hereof; or

               (B) Employee is given notice of termination directly as a result of such Change in Control within six (6) months of an event described in Section 14(a) or (b) hereof, or

               (C) Employee's place of employment is moved beyond a one-hundred mile radius from 180 Linden Avenue, Westbury, New York 11590 (or the Company's then current business address) as a direct result of an event described in Section 14(a) or (b) hereof.

          A "Change of Control" of the Company, or in any person directly or indirectly controlling the Company, shall mean:

               (i) a change of control as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act");

               (ii) if during the Term of employment, any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any person who on the date of this Employment Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% of the voting power of the Company's then outstanding securities without the approval of the Board of Directors; or

               (iii) if during the Term of employment, the individuals who at the beginning of such period constitute the Board cease for any reason other than death, disability or retirement to constitute at least a majority thereof."

     7. The aforesaid Employment Agreement in all other respects is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the undersigned have executed this Extension and Modification Agreement as of the day and year first written above.

VASOMEDICAL, INC.

By:  /s/Anthony Viscusi
     ----------------------------------
     Anthony Viscusi, President and CEO


     /s/ John C. K. Hui
     ----------------------------------
     John C. K. Hui
     Employee